Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

LifeVantage Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.0001 par value per share	—	—	—	—	—	—
Equity	Preferred stock, $0.0001 par value per share	—	—	—	—	—	—
Debt	Debt Securities	—	—	—	—	—	—
Other	Warrants	—	—	—	—	—	—
Other	Units	—	—	—	—	—	—
Unallocateed (Universal) Shelf	(1)	Rule 457(o)	—	(3)	75,000,000	$0.00011020	$8,265
Total Offering Amounts							$8,265
Total Fees Previously Paid							—
Total Fee Offsets							$8,265 (4)
Net Fee Due

(1)	Represents securities that may be offered and sold from time to time in one or more offerings by LifeVantage Corporation.
(2)	Such indeterminate number or amount of common stock, preferred stock, debt securities, warrants to purchase any combination of the foregoing securities, and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $75,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any other securities.

(3)	The proposed maximum aggregate offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(4)	On March 24, 2020, the Registrant filed a registration statement on Form S-3 (File No. 333-237376), which was declared effective on April 3, 2020 (the “Prior Registration Statement”), that registered an aggregate principal amount of $75,000,000 of an indeterminate amount of securities to be offered by the Registrant from time to time for which a contemporaneous filing fee of $9,735.00 was paid. No securities were sold under the Prior Registration Statement, and all offerings under the Prior Registration Statement have been completed or terminated. As a result, the Registrant has $9,735.00 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is using the $8,265.00 of the unused filing fees to offset the filing fee payable in connection with this filing.
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Sources
Fee Offset Claims	LifeVantage Corporation	S-3	333-237376	3/24/2020	$8,265	Unallocated (Universal) Shelf	(5)	(5)	$63,674,884
Fee Offset Sources	LifeVantage Corporation	S-3	333-237376							$9,735

(5)	On March 24, 2020, the Registrant initially filed the Prior Registration Statement, that registered an aggregate principal amount of $75,000,000 of an indeterminate amount of securities to be offered by the Registrant from time to time for which a contemporaneous filing fee of $9,735.00 was paid. No securities were sold under the Prior Registration Statement, and all offerings under the Prior Registration Statement have been completed or terminated. As a result, the Registrant has $9,735.00 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is using the $8,265.00 of the unused filing fees to offset the filing fee payable in connection with this filing.